SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 4, 2004

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification #)

2190 Parkway Lake Drive, Birmingham, Alabama 35244 (Address of Principal Executive Office)

(205) 444-4600 (Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

              The Company is hereby filing on this Current Report on Form 8-K an updated description of the Company’s business, risk factors and management’s discussion and analysis of financial condition and results of operations. As a result of developments during 2004, the Company believes that certain of the information and disclosure previously reported under the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), should be updated and amended to reflect the Company’s current situation.

              This updated information should be read in conjunction with our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2003 and our Form 8-K filed on December 16, 2003. Other than as indicated above, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q have not been updated to reflect developments subsequent to the periods covered by those reports.

Forward-Looking Statements

              This Current Report on Form 8-K contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Such statements are only predictions and the actual events or results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed herein as well as those discussed in other filings made by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Item 7. Exhibits.

Exhibit No.	Description
99.1	Updated description of the Company’s business, risk factors and management’s discussion and analysis of financial condition and results of operations.
99.2	Press release dated February 4, 2004 entitled “BioCryst Reports Fourth Quarter and Year-End 2003 Financial Results”

Item 12. Results of Operations and Financial Condition:

              On February 4, 2004, the Company issued a news release announcing its financial results for the quarter and year ended December 31, 2003. A copy of the news release is furnished as exhibit 99.2 hereto and is incorporated by reference into Item 12 of Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2004	BioCryst Pharmaceuticals, Inc. By: /s/ Charles E. Bugg ———————————————— Charles E. Bugg, Ph.D. Chairman and Chief Executive Officer
By: /s/ Michael A. Darwin ———————————————— Michael A. Darwin Chief Financial Officer and Chief Accounting Officer

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EXHIBIT INDEX

Item	Description
99.1	Updated Description of Company’s Business, Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.2	Press release dated February 4, 2004 entitled “BioCryst Reports Fourth Quarter and Year-End 2003 Financial Results”

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